Exhibit 23(b)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-106065 on Form S-2 of RGC Resources, Inc. of our report dated December 17, 2003, April 21, 2004 as to Note 15, appearing in the amended annual report on Form 10-K/A of RGC Resources, Inc. for the year ended September 30, 2003 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP

Charlotte, North Carolina

April 26, 2004